EXHIBIT 32

                            CERTIFICATION PURSUANT TO
                 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the quarterly report of Sonoma Valley Bancorp (the "Company") on Form 10-Q for the period ending September 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), We, Mel Switzer, Jr., Chief Executive Officer and Mary Dieter Smith, Chief Financial Officer, of the Company certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of our knowledge and belief:

        (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

        (2)    The information  contained in the Report fairly presents,  in all
               material  respects,   the  financial   condition  and  result  of
               operations of the Company.


         Dated: November 10, 2004                  /s/ Mel Switzer, Jr.
                -----------------                  -----------------------------
                                                   Mel Switzer, Jr.,
                                                   Chief Executive Officer
                                                   (Principal Executive Officer)

         Dated: November 10, 2004                  /s/ Mary Dieter Smith
                -----------------                  -----------------------------
                                                   Mary Dieter Smith,
                                                   Executive Vice President
                                                   Chief Operating Officer and
                                                   Chief Financial Officer
                                                   (Principal Financial and
                                                   Accounting Officer)